Sub-Item 77Q1(e)

            Copies of any new or amended Registrant investment advisory contracts:

            Investment Sub-Advisory Agreement with J.P. Morgan Private Investments, Inc., for the JPMorgan Access Funds, dated August 27, 2009. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and
            Exchange Commission on November 30, 2009 (Accession Number
            0001145443-09-003173).

                Investment Sub-Advisory Agreement with Manning & Napier Advisors, Inc., for the JPMorgan Access Funds, dated December 2, 2009. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and
            Exchange Commission on February 25, 2010 (Accession Number
            0001145443-10-000325).

                Investment Sub-Advisory Agreement with TimesSquare Capital Management, LLC, for the JPMorgan Access Funds, dated December 2, 2009. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and
            Exchange Commission on February 25, 2010 (Accession Number
            0001145443-10-000325).

                Investment Sub-Advisory Agreement with Fiduciary Management, Inc., for the JPMorgan Access Funds, dated December 2, 2009. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and
            Exchange Commission on February 25, 2010 (Accession Number
            0001145443-10-000325).